EXHIBIT 10.11

This Amendment was prepared

by and when recorded should

be mailed to:

Erika K. Del Duca, Esq.

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

Space above this line for recorder’s use

AMENDMENT OF DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

KNOW ALL PERSONS BY THESE PRESENTS:

THIS AMENDMENT OF DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Amendment”) is made as of the 19th day of May, 2006 by WINCUP TEXAS, LTD., a Texas limited partnership, having an office at c/o Radnor Holdings Corporation, Radnor Financial Center, 150 Radnor Chester Road, Building A, Suite 300, Radnor, Pennsylvania 19087 (the “Grantor”), in favor of COMMONWEALTH LAND TITLE OF FORT WORTH, INC., having an address at 777 Taylor Street, Suite 902, Fort Worth, Texas 76102 (the “Trustee”), for the benefit of TENNENBAUM CAPITAL PARTNERS, LLC, having an office at 2951 28th Street, Suite 1000, Santa Monica, California 90405, in its capacity as collateral agent (together with its successors and assigns in such capacity, the “Beneficiary”).

WITNESSETH

WHEREAS, reference is made to the Credit Agreement dated as of December 1, 2005 (the “Original Credit Agreement”) among Radnor Holdings Corporation, as borrower (the “Company”), the Grantor, as one of several guarantors, the other Guarantors, the Lenders and the Beneficiary, as agent and collateral agent;

WHEREAS, as security for the promises, terms, conditions, agreements and obligations imposed on the Grantor under the Original Credit Agreement and the Other Documents, the Grantor executed and delivered to the Trustee for the benefit of the Beneficiary a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 1, 2005 and recorded on December 6, 2005 in Volume 632, Page 719 with the Office of the County Clerk in Wharton County of the State of Texas (the “Existing Deed of Trust”), which covers the real property described in Exhibit A attached hereto; and

WHEREAS, pursuant to the terms of that certain Amendment No. 1 dated as of April 4, 2006 (as may be further amended, restated, supplemented or otherwise modified and in

Wharton County, TX

effect from time to time, the “Amendment No. 1”) among the Company, the Grantor, as one of several guarantors, the Guarantors, the Lenders and the Beneficiary, the parties have agreed to amend the Original Credit Agreement to authorize the issuance of additional loans in the amount of Twenty Three Million Five Hundred Thousand Dollars ($23,500,000) (the “Tranche C Loans”), increasing the aggregate principal amount of Indebtedness from Ninety Five Million Dollars ($95,000,000) to One Hundred Eighteen Million Five Hundred Thousand Dollars ($118,500,000); and

WHEREAS, the Grantor and the Beneficiary desire to amend, extend and modify the Existing Deed of Trust, and the liens created thereby, as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Existing Deed of Trust shall be hereby amended and modified as follows:

Section 1. Defined Terms. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned thereto in the Existing Deed of Trust, as amended by this Amendment, or if not defined therein, in the Original Credit Agreement, as amended by Amendment No. 1. Each reference in the Existing Deed of Trust to “this Deed of Trust” shall be deemed to be a reference to the Existing Deed of Trust, as amended by this Amendment.

Section 2. Modification. The Existing Deed of Trust is hereby amended as follows:

(a) The first WHEREAS clause is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“WHEREAS, the Lenders (as defined in the Credit Agreement (as defined below)) have extended, at the request of Radnor Holdings Corporation (the “Company”), ninety two million six hundred thousand dollars ($92,600,000) aggregate principal amount of Tranche A Loans (the “Tranche A Loans”), two million four hundred thousand dollars ($2,400,000) aggregate principal amount of Tranche B Loans (the “Tranche B Loans”) and twenty three million five hundred thousand dollars ($23,500,000) aggregate principal amount of Tranche C Loans (the “Tranche C Loans”) (the Tranche A Loans, Tranche B Loans and Tranche C Loans are collectively referred herein as, the “Loans”); the total aggregate principal amount of the Loans not exceeding one hundred eighteen million five hundred thousand dollars ($118,500,000) and which Loans are evidenced by the Tranche A Notes executed by the Company (the “Tranche A Notes”), the Tranche B Notes executed by the Company (the “Tranche B Notes”) and the Tranche C Notes executed by the Company (the “Tranche C Notes”) pursuant to the Credit Agreement, dated December 1, 2005, between the Company, the Company’s subsidiaries that provide guarantees under the Credit Agreement (the “Guarantors”), the Lenders and Tennenbaum Capital Partners, LLC, as agent and collateral agent, as amended by Amendment No. 1, dated as of April 4, 2006 (as amended, the “Credit Agreement”);”;

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(b) The second WHEREAS clause is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“WHEREAS, the Company, the Guarantors, and Beneficiary, as collateral agent, have entered into that certain Tranche A Security Agreement dated as of December 1, 2005 pursuant to which the Company and the Guarantors have granted a security interest in, and undertaken obligations with respect to, certain collateral and other property described therein, as amended by that certain Amendment No. 1 To Tranche A Security Agreement dated as of April 4, 2006 (as amended, the “Tranche A Security Agreement”);”;

(c) The fourth WHEREAS clause is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“WHEREAS, pursuant to the Credit Agreement, the Guarantors have unconditionally guaranteed the repayment of the indebtedness evidenced and represented by the Tranche A Notes and the Tranche C Notes (the “Indebtedness”), as well as the payment, performance, observance and discharge by the Company of all obligations, covenants, conditions and agreements made by the Company to, with, in favor of and for the benefit of Beneficiary or any of the Tranche A Lenders and the Tranche C Lenders (as those terms are defined in the Credit Agreement) under the Credit Agreement and the Other Documents (as defined below);”;

(d) The fifth WHEREAS clause is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“WHEREAS, Beneficiary, the Tranche A Lenders and the Tranche C Lenders, as a condition precedent to the transactions contemplated by the Credit Agreement, have required that Grantor execute and deliver this Deed of Trust to the Trustee for the benefit of Beneficiary; and”;

(e) The first paragraph of the Granting Clauses is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“NOW, THEREFORE, to secure to Tranche A Lenders and the Tranche C Lenders (i) the payment or performance and discharge of all sums due under this Deed of Trust; (ii) the payment or performance and discharge of all terms, conditions and covenants, including the Secured Obligations, set forth in the Credit Agreement and the Other Documents, other than the payment of principal, prepayment premium, if any, and interest on, the Tranche B Loans

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and the performance of the Guarantors with respect thereto; and (iii) the payment or performance and discharge of all other obligations or indebtedness of Grantor, the Company, or the other Guarantors to Beneficiary, Tranche A Lenders or Tranche C Lenders of whatever kind or character and whenever borrowed or incurred under the Credit Agreement or the Other Documents, including without limitation, principal, prepayment premium, if any, and interest (as the same may vary in accordance with the terms of the Credit Agreement) on the Tranche A Loans and the Tranche C Loans (but excluding the payment of principal, prepayment premium, if any, and interest on, the Tranche B Loans), fees, late charges and expenses, including attorneys’ fees (subsections (i), (ii) and (iii) collectively, the “Liabilities”), Grantor DOES HEREBY GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN, MORTGAGE and SET OVER to Trustee, his/her substitutes and assigns, for the benefit of Beneficiary, Tranche A Lenders and Tranche C Lenders, all right, title and interest of Grantor in and to the following (collectively, the “Property”):”;

(f) The references in the fifth grammatical paragraph on page 4 of the Existing Deed of Trust (i.e., the paragraph beginning with the words “The present principal amount of the Liabilities”) to “$92,600,000” are hereby deleted and “$116,100,000” is substituted therefor;

(g) Section 3 is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“SECURITY AGREEMENT. This Deed of Trust (i) shall be construed as a Deed of Trust on real property, and (ii) shall also constitute and serve as a “Security Agreement” on personal property within the meaning of the Code, and shall evidence until the grant of this Deed of Trust shall terminate, a first and prior security interest under the Code as to property within the scope thereof and in the state where the Property is situated with respect to the Service Equipment, fixtures, Contracts, Rents and Leases. To this end, Grantor GRANTS to, has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED and SET OVER, and by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER, unto Trustee and Beneficiary, a first and prior security interest and all of Grantor’s right, title and interest in, to, under and with respect to the Service Equipment, fixtures, Contracts, Rents, Leases and Proceeds to secure the full and timely payment of the Tranche A Notes and the Tranche C Notes, and the full and timely performance and discharge of the Liabilities. It is the intent of Grantor, Beneficiary and Trustee that this Deed of Trust encumber all Leases and that all items contained in the definition of “Leases” which are included within the Code be covered by the security interest granted in this Section 3; and all items contained in the definition of “Leases” which are excluded from the Code be covered by the provisions of the grant to Trustee herein. Grantor hereby agrees with Beneficiary to deliver to Beneficiary, in form and substance reasonably satisfactory to Beneficiary, such “Financing Statements”, as such term is used in the Code, and execute and deliver such further assurances as Beneficiary may,

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from time to time, reasonably consider necessary to create, perfect, and preserve Beneficiary’s security interest herein granted, and Tranche A Lenders or Tranche C Lenders may cause such statements and assurances to be recorded and filed, as such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor authorizes Beneficiary to file such Financing Statements describing such parts of the Property as Beneficiary may desire. This Deed of Trust shall also constitute a “fixture filing” for the purposes of the Code. All or part of the Property are or are to become fixtures; information concerning the security interest herein granted may be obtained from either party at the address of such party set forth herein. For purposes of the security interest herein granted, the addresses of debtor (Grantor) and the secured party (Beneficiary) are set forth in the first paragraph of this Deed of Trust.”;

(h) Section 4.1 is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“Assignment: For good and valuable consideration, including the indebtedness evidenced by the Tranche A Notes and the Tranche C Notes, the receipt and sufficiency of which are hereby acknowledged and confessed, Grantor has absolutely GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does absolutely and unconditionally GRANT, BARGAIN, SELL and CONVEY the Rents and Leases unto Beneficiary, in order to provide a source of future payment of the Tranche A Notes, the Tranche C Notes and the Liabilities, subject only to the Permitted Exceptions applicable thereto and the License (herein defined), it being the intention of Grantor and Beneficiary that this conveyance be presently effective; TO HAVE AND TO HOLD the Rents and Leases unto Beneficiary, forever, and Grantor does hereby bind itself, its successors and assigns to warrant and forever defend the title to the Rents and Leases unto Beneficiary against every Person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if Grantor shall pay or cause to be paid the Tranche A Notes and the Tranche C Notes as and when same shall become due and payable and shall perform and discharge or cause to be performed and discharged the Liabilities on or before the date same are to be performed and discharged, then this assignment shall terminate and be of no further force and effect.”;

(i) Section 4.2 is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“Limited License. Beneficiary hereby grants to Grantor a limited license (the “License”) subject to termination of the License and the other terms and provisions of Section 4, to exercise and enjoy all incidences of the status of a lessor with respect to the Rents and Leases, including the right to collect, demand, sue for, attach, levy, recover and receive the Rents, and to give proper receipts, releases and acquittances therefor. Grantor hereby agrees to lawfully receive all Rents and hold the same as Beneficiary’s agent (for the limited

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purposes set forth herein) to be applied, and to apply the Rents so collected, first to the payment of the Tranche A Notes and the Tranche C Notes, next to the performance and discharge of the Liabilities, and next to the payment of any operating expenses of the Property. Thereafter, Grantor may use the balance of the Rents collected in any manner not inconsistent with this Deed of Trust, the Credit Agreement and the Other Documents. Neither this assignment nor the receipt of Rents by Beneficiary (except to the extent, if any, that the Rents are actually applied to the Tranche A Notes and the Tranche C Notes by Beneficiary upon and after such receipt) shall effect a pro tanto payment of the debt evidenced by the Tranche A Notes and the Tranche C Notes, and such Rents shall be applied as provided in Section 4.4 below. Furthermore, and notwithstanding the provisions of Section 4.4, no credit shall be given by Beneficiary for any Rents until the money collected is actually received by Beneficiary at its principal office, or at such other place as Beneficiary shall designate in writing, and no such credit shall be given for any Rents after termination of the License, after foreclosure or other transfer of the Property (or part thereof from which Rents are derived pursuant to this Deed of Trust) to Beneficiary or any other third party.”;

(j) The fourth sentence in Section 4.4 is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“In no event will the provisions of this Section 4 reduce the Tranche A Notes or the Tranche C Notes except to the extent, if any, that Rents are actually received by Beneficiary and applied upon or after said receipt to the Tranche A Notes or the Tranche C Notes in accordance with the preceding sentence.”;

(k) The first sentence in Section 10.4 is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“Except as expressly provided in the Credit Agreement and this Deed of Trust, Beneficiary may, without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice or any other action, all of which are hereby waived by Grantor and all other parties obligated in any manner whatsoever on the Liabilities, declare the entire unpaid balance of the Tranche A Notes and the Tranche C Notes immediately due and payable, and upon such declaration, the entire unpaid balance of the Tranche A Notes and the Tranche C Notes shall be immediately due and payable.”; and

(l) The first sentence in Section 10.11 is hereby amended and restated in full by deleting it in its entirety and replacing it with the following:

“The proceeds from any sale, lease or other disposition made pursuant to this Section 10, or the proceeds from the surrender of any insurance policies

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pursuant hereto, or any Rents collected by Beneficiary from the Property (following any application of such Rents in accordance with the assignment herein) or sums received pursuant hereto, or proceeds from insurance which Beneficiary elects to apply to the Liabilities pursuant to this Deed of Trust, shall be applied by Trustee, or by Beneficiary, as the case may be, to the Liabilities in the following order and priority: (i) to the payment of all expenses of advertising, selling and conveying the Property or part thereof, and/or prosecuting or otherwise collecting rents, proceeds, premiums or other sums; (ii) to the remainder of the Liabilities, unless otherwise required by the applicable provisions of the Tranche A Security Agreement, as follows: first, to the remaining accrued but unpaid interest, second, to the matured part of principal of the Tranche A Notes and the Tranche C Notes, and third, to prepayment of the unmatured part, if any, of principal of the Tranche A Notes or the Tranche C Notes applied to installments of principal in inverse order of maturity; (iii) the balance, if any and to the extent applicable, remaining after the full and final payment of the Tranche A Notes and the Tranche C Notes, and full performance and discharge of the Liabilities to the holder of any inferior liens covering the Property, if any, in order of the priority of such inferior liens (Trustee and Beneficiary shall hereby be entitled to rely exclusively upon a commitment for title insurance issued to determine such priority); and (iv) the cash balance, if any, to Grantor.”;

it being the intent of this Amendment that the obligations of the Grantor under the Credit Agreement shall be entitled to the benefits and collateral security under the Existing Deed of Trust as fully as if such obligations had been incurred under the Original Credit Agreement as originally in effect.

Section 3. Confirmation and Restatement. The Grantor, in order to continue to secure the payment of the Liabilities, hereby confirms and restates (a) the grant of a deed of trust pursuant to the Existing Deed of Trust to the Trustee for the benefit of the Beneficiary with respect to the Property and (b) the grant pursuant to the Existing Deed of Trust of a security interest in the Service Equipment. Nothing contained in this Amendment shall be construed as (a) a novation of the Liabilities or (b) a release or waiver of all or any portion of the grant of a deed of trust to the Trustee for the benefit of the Beneficiary with respect to the Property or the grant to the Beneficiary of a security interest in the Service Equipment pursuant to the Existing Deed of Trust.

Section 4. Representations and Warranties. The Grantor hereby represents and warrants that the representations and warranties made by it in the Existing Deed of Trust are true and complete in all material respects on and as of the date hereof as if made on and as of the date hereof.

Section 5. Covenants. The Grantor hereby covenants and agrees to perform each and every duty and obligation of the Grantor contained in the Existing Deed of Trust as amended by this Amendment.

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Section 6. Effectiveness. This Amendment shall be effective as of the day and year first written above upon its execution and delivery by the Grantor. Except as herein provided, the Existing Deed of Trust shall remain unchanged and in full force and effect.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Amendment has been duly executed by the Grantor as of the day and year first above written.

GRANTOR:

WINCUP TEXAS, LTD., a Texas limited partnership

By:	WinCup GP, L.L.C., a Delaware limited liability company, its general partner

	By:	WinCup Holdings, Inc., a Delaware corporation, its sole member

By	/s/ Michael T. Kennedy
Name:	Michael T. Kennedy
Title:	President

AGREED TO AND ACCEPTED:

TENNENBAUM CAPITAL PARTNERS, LLC, as collateral agent for the Lenders

By	/s/ José Feliciano
Name:	José Feliciano
Title:	Partner

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[Grantor]

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS.
COUNTY OF DELAWARE	)

I CERTIFY that Michael T. Kennedy, the President of WinCup Holdings, Inc., a Delaware corporation which is the sole member of WinCup GP, L.L.C., a Delaware limited liability company which is the sole general partner of WINCUP TEXAS, LTD., a Texas limited partnership, personally appeared before me, who is known to me or satisfactorily proven to be the person who signed the foregoing instrument and acknowledged that she/he was authorized to execute the same on behalf of said corporation in such capacity.

GIVEN under my hand and official seal this 16th day of May, 2006.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal
Susan E. Dear, Notary Public
Bethel Twp., Delaware County
My Commission Expires January 8, 2009

Wharton County, TX

[Beneficiary]

STATE OF CALIFORNIA	)
	)	SS.
COUNTY OF LOS ANGELES	)

I CERTIFY that José Feliciano, the Partner of Tennenbaum Capital Partners, LLC, a limited liability company, as collateral agent, personally appeared before me, who is known to me or satisfactorily proven to be the person who signed the foregoing instrument and acknowledged that he/she was authorized to execute the same on behalf of said limited liability company in such capacity.

GIVEN under my hand and official seal this 18th day of May, 2006.

/s/ Leng Ky Vuong
Notary Public

Commission expires June 29, 2007.	Leng Ky Vuong
Comm. # 1427303
Notary Public – California
Los Angeles County
Comm. Exp. June 29, 2007

Wharton County, TX

EXHIBIT A

Legal Description

That certain real property located at 1102 Blue Creek Road, in the City of El Campo, County of Wharton, State of Texas 77437, more particularly described as follows:

A METES AND BOUNDS DESCRIPTION of a certain 14.3144 acre (623,536 square feet) tract of land situated in the I.& G.N.R.R. Co. Survey No. 28, Abstract No. 252, Wharton County, Texas; being that land called 14.31 acres and conveyed to Thompson Styrofoam Products, Inc. by deed recorded in Volume 599, Page 790 of the Wharton County Deed Records. Said 14.3144 acre tract being more particularly described as follows:

BEGINNING at a 5/8 inch iron rod, found at the most western corner of said 14.31 acre tract described in Volume 599, page 790 of the Wharton County Deed Records, said iron rod being in the southerly line of North Blue Creek Road;

THENCE, in a northeasterly and easterly direction along the said southerly line of North Blue Creek Road and the following three (3) courses and distances:

1)	North 55° 45’ 58” East, 412.60 feet (called North 55° 44’ East, 412.75 feet) to a 1 inch iron pipe, found at the beginning of a non-tangent curve to the right;

2)	along the arc of said curve to the right having a radius of 465.00 feet (called 465.00 feet) a central angle of 34° 14’ 43”, an arc length of 277.93 feet (called 277.97 feet) and a long chord bearing North 72° 58’ 22” East, 273.81 feet (called North 72° 52’ 30” East, 273.58 feet) to a 1/2 inch iron rod, found at the point of non-tangency;

3)	North 89° 59’ 00” East, 849.96 feet (called North 89° 59’ East., 850 feet) to a 5/8 inch iron rod, found;

THENCE, South 00° 08’ 15” East, 514.96 feet (called South 00° 09’ East, 515.0 feet) to a 5/8 inch iron rod, found;

THENCE, South 89° 59’ 00” West, 904.90 feet (called South 89° 59’ West, 904.90 feet) to a 5/8 inch iron rod set, at the beginning on a non-tangent curve to the right;

THENCE, in a westerly direction along the arc of said curve to the right having a radius of 474.26 feet (called 474.26 feet) a central angle of 27° 50’ 22”, an arc length of 230.44 feet (called 231.42 feet) and a long chord bearing North 76° 01’ 21” West, 228.18 feet (called North 76° 04’ West, 228.5 feet) to a 5/8 inch iron rod, found at the point of non-tangency;

THENCE, North 62° 05’ 52” West, 53.67 feet (called North 62° 03’ West, 53.55 feet) to a 5/8 inch iron rod found;

THENCE, North 55° 40’ 59” West, 82.70 feet (called North 55° 44’ West, 82.68 feet) to a 5/8 inch iron rod found at the beginning of a non-tangent curve to the left;

THENCE, in a northwesterly direction along the arc of said curve to the left having a radius of 459.31 feet (called 459.31 feet) a central angle of 28° 22’ 54”, an arc length of 227.52 feet (called 227.53 feet) and a long chord bearing North 70° 19’ 32” West, 225.20 feet (called North 70° 26’ West, 225.25 feet) to the POINT OF BEGINNING, CONTAINING 14.3144 acres of land in Wharton County, Texas.

Wharton County, TX